AMENDMENT NO. 7 TO
CREDIT AGREEMENT
This AMENDMENT NO. 7 to CREDIT AGREEMENT, dated as of July 13, 2020 (this “Amendment”), among GREATBATCH LTD., a New York corporation (the “Borrower”), INTEGER HOLDINGS CORPORATION (the “Parent”), MANUFACTURERS AND TRADERS TRUST COMPANY, acting in its capacity as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto.
Background
The Borrower, the Parent, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of October 27, 2015, as modified pursuant to that certain Consent of Lenders, dated as of February 9, 2016 and that certain Memorandum of Correction, dated as of April 19, 2016, and as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of November 29, 2016, that certain Second Amendment to Credit Agreement, dated as of March 17, 2017, that certain Third Amendment to Credit Agreement, dated as of November 7, 2017, that certain Amendment No. 4 to Credit Agreement, dated as of June 8, 2018, that certain Amendment No. 5 to Credit Agreement, dated as of November 21, 2019, and that certain Amendment No. 6 to Credit Agreement, dated as of November 21, 2019 (as further amended, restated, supplemented or otherwise modified and as in effect immediately prior to the date hereof, the “Existing Credit Agreement”), which provides for certain extensions of credit to the Borrower, subject to certain conditions.
The Borrower has requested certain amendments to the Existing Credit Agreement as set forth herein, and the requisite Lenders parties to the Credit Agreement are willing to amend the Existing Credit Agreement in the manner and subject to the terms set forth below (the Existing Credit Agreement, as amended by this Amendment, and as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).
NOW THEREFORE, in consideration of the promises and conditions set forth in this Amendment, and intending to be legally bound, the parties hereto hereby agree as follows:
Section 1.Defined Terms. Terms used in this Amendment that are capitalized but not defined shall have the meanings given to such terms in the Credit Agreement. This Amendment amends the Existing Credit Agreement, as in effect on the date hereof.
Section 2.Amendments. Section 7.2 (Total Net Leverage Ratio) is amended and restated in its entirety as follows:
7.2 Total Net Leverage Ratio.
        Parent and its Subsidiaries, on a Consolidated basis, shall maintain a Total Net Leverage Ratio of no more than the ratios specified below:

Maximum Total NetLeverage Ratio	Period

6.50 to 1.00	Through and including the third fiscal quarter of 2016.
6.25 to 1.00	Fourth fiscal quarter of 2016 through and including the fourth fiscal quarter of 2017.
6.00 to 1.00	First fiscal quarter of 2018 and second fiscal quarter of 2018.
5.75 to 1.00	Third fiscal quarter of 2018.
5.50 to 1.00	Fourth fiscal quarter of 2018.
5.00 to 1.00	First fiscal quarter of 2019 and second fiscal quarter of 2019.
4.75 to 1.00	Third fiscal quarter of 2019.
4.50 to 1.00	Fourth fiscal quarter of 2019.
4.25 to 1.00	First fiscal quarter of 2020.
4.00 to 1.00	Second fiscal quarter of 2020.
4.75 to 1.00	Third fiscal quarter of 2020 through and including the second fiscal quarter of 2021.
4.50 to 1.00	Third fiscal quarter of 2021.
4.00 to 1.00	Fourth fiscal quarter of 2021 and thereafter.
This covenant shall be tested quarterly on the last day of each fiscal quarter. Notwithstanding the foregoing, for the four fiscal quarters commencing with the fiscal quarter in which an Eligible Adjustment Acquisition (as defined below) is consummated, at the election of the Borrower, the maximum Total Net Leverage Ratio shall be increased by 0.50 (for purposes of this Section 7.2, the “Increase Amount”) so long as any increase in the maximum Total Net Leverage Ratio pursuant to this paragraph shall be applicable for no more than four consecutive quarters notwithstanding any additional Eligible Adjustment Acquisitions. If at any time after such an increase, the maximum Total Net Leverage Ratio is reduced to the maximum Total Net Leverage Ratio without the Increase Amount for at least two consecutive fiscal quarters and the Borrower is in compliance with such covenant, the Borrower may thereafter again make an election to increase the maximum Total Net Leverage Ratio by the Increase Amount in connection with additional consummated Eligible Adjustment Acquisitions subject to the foregoing limitations. For the avoidance of doubt, with respect to the pro forma Total Net Leverage Ratio compliance required for any Eligible Adjustment Acquisition, pro forma compliance before giving effect to such Acquisition will be based on the maximum Total Net Leverage Ratio permitted by this Section 7.2 without giving effect to any Increase Amount that would result from such Acquisition pursuant to this Section 7.2 and, after giving effect to such Acquisition, will be based on the maximum Total Net Leverage Ratio after giving effect to any Increase Amount that would result from such Acquisition pursuant to this Section 7.2. For purposes of this Section 7.2, “Eligible Adjustment Acquisition” shall mean a Permitted Acquisition for which the aggregate amount of consideration for such Permitted Acquisition exceeds Forty Million Dollars ($40,000,000).

Section 3.REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Administrative Agent to agree to the amendments set forth in this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(1)As of the date hereof, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein.
(2)Each of the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and other Loan Documents is true and correct in all material respects both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date.
(3)No consent or approval of any third party, or any governmental agency or authority, is necessary in connection with the execution, delivery and/or performance of this Amendment or any other instrument, agreement or other document executed and/or delivered in connection herewith and/or the enforceability hereof or thereof.
(4)The amendments set forth herein do not conflict with the provisions of any other indenture or credit facility of the Borrower.
(5)Upon satisfaction of the conditions set forth in Section 4 (Conditions Precedent) below, the Existing Credit Agreement, as amended by this Amendment, and each other Loan Document is and will constitute the legal, valid and binding obligation of the applicable Loan Party, enforceable against it in accordance with the terms thereof.
Section 4.CONDITIONS PRECEDENT.
a.The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective, as of the date first above written, upon satisfaction of the following:
(1)The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, the Parent, the Administrative Agent, and the Required Financial Covenant Lenders;
(2)The Administrative Agent shall have received payment by the Borrower of the fees set forth herein and all reasonable out-of-pocket costs, expenses (including but not limited to attorneys’ fees) and other amounts required to be paid by the Borrower in connection with the execution and delivery of this Amendment or otherwise under the Loan Documents; and

(3)The Administrative Agent shall have received such other documents and information as the Administrative Agent shall reasonably request on or prior to the date that the condition in clause (a) above is satisfied.
Section 5.AMENDMENT FEE. To induce the Required Financial Covenant Lenders to execute and deliver this Amendment and agree to the terms set forth herein, Borrower hereby agrees to pay to the Administrative Agent, subject to the provisos below, for the account of each such Lender who signs or consents to the Amendment on or before the date requested by the Administrative Agent (each such Lender, a “Consenting Lender”), (i) an advanced amendment fee in an amount equal to the product of (a) the amount of the unused Commitments and the outstanding Loans representing Financial Covenant Indebtedness of such Lender as of the Amendment Effective Date multiplied by (b) ten basis points (the “Advanced Amendment Fee”) and (ii) a deferred amendment fee payable in installments of an amount equal to the product of (x) the amount of the outstanding Loans representing Financial Covenant Indebtedness of such Lender as of each Payment Date (as defined below) multiplied by (y) three and one eighth basis points (the “Deferred Amendment Fee”).  The Advanced Amendment Fee shall be earned, due and payable on, and subject to the occurrence of, the date the conditions to the effectiveness of this Amendment are satisfied (such date, the “Amendment Effective Date”). Each installment of the Deferred Amendment Fee shall be earned on, and subject to the occurrence of, the Amendment Effective Date, but due and payable on each of (I) the earlier of the date that the Officer’s Compliance Certificate is delivered and the date that the Officer’s Compliance Certificate is due after the close of each fiscal quarter commencing with the third fiscal quarter of 2020 and ending with (and including) the third fiscal quarter of 2022 and (II) the earlier of the Maturity Date and the last day of the fourth fiscal quarter of 2022 (each such date, a “Payment Date”); provided, however, that (i) except in the case of the Deferred Amendment Fee payable on the last Payment Date, if the applicable Officer’s Compliance Certificate delivered on or before each Payment Date demonstrates a Total Net Leverage Ratio less than 3.00 to 1.00, then the amount of the Deferred Amendment Fee payable on such Payment Date is waived and shall not be paid and (ii) if, but only if, on any Payment Date, the Financial Covenant Indebtedness has been paid in full prior to such Payment Date and there are no outstanding Commitments relative to Financial Covenant Indebtedness, then the amount of the Deferred Amendment Fee payable on such Payment Date is waived and shall not be paid.  For the avoidance of doubt, no Lender who is not a Consenting Lender shall be entitled to an Advanced Amendment Fee or a Deferred Amendment Fee.
Section 6.MISCELLANEOUS.
a.Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, electronic, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.
b.Ratification. Except as specifically modified hereby, all of the terms, covenants and conditions of the Existing Credit Agreement and each of the other Loan

Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.
c.Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Loan Documents, the Borrower agrees to pay all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of its counsel, Faegre Drinker Biddle & Reath LLP, whether or not this Amendment shall become effective.
d.Governing Law. This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).
e.Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment or the Existing Credit Agreement or any of its rights hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and any such prohibited assignment shall be null and void.
f.Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law
g.References. From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all Loan Documents, other agreements, instruments, documents, certificates and writings of every kind and nature, shall be deemed to mean the Existing Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 7 to Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

PARENT:
INTEGER HOLDINGS CORPORATION
By: /s/ Jason K Garland
Name: Jason K Garland
           Title: EVP & CFO, Integer Holdings

BORROWER:
GREATBATCH LTD.
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
           Title: Vice President & Corporate Controller

[Signature Page to Amendment No. 7 to Credit Agreement]

ADMINISTRATIVE AGENT:
MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Administrative Agent and a Lender and on behalf of certain of the consenting Lenders
By: /s/ Michael J. Prendergast
Name: Michael J. Prendergast
Title: Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

Bank Leumi USA
Name of Lender

By: /s/ Kristina Salvo
Name: Kristina Salvo
Title: Assistant Vice President

By: /s/ James Foti
Name: James Foti
Title: VP

[Signature Page to Amendment No. 7 to Credit Agreement]

Capital One, National Association
Name of Lender

By: /s/ Matthew Corrado
Name: Matthew Corrado
Title: Duly Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

Citibank, NA
Name of Lender

By: /s/ Randy Humphreys
Name: Randy Humphreys
Title: Director

[Signature Page to Amendment No. 7 to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

By: /s/ Nicolas Thierry
Name: Nicolas Thierry
Title: Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

FIFTH THIRD BANK, National Association

By: /s/ Nathaniel E. Sher
Nathaniel E. (Ned) Sher
Senior Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Tanille Ingle
Name: Tanille Ingle
Title: Assistant Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

HANCOCK WHITNEY BANK,
as a Lender

By: /s/ Joshua N. Livingston
Name: Joshua N. Livingston
Title: Duly Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

Santander Bank, N.A.
Name of Lender

By: /s/ Irv Roa
Name: Irv Roa
Title: Managing Director

[Signature Page to Amendment No. 7 to Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.

By: /s/ Maria Levy
Name: Maria Levy
Title: Vice President, Head of Risk

By: /s/ Richard Holston
Name: Richard Holston
Title: Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

Wells Fargo Bank, N.A.

By: /s/ Lindsey Stuckey
Name: Lindsey Stuckey
Title: Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]